                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ___)


Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to section 240.14a-11(c) or
        section 240.14a-12


                                 RENT-WAY, INC.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)    Title of each class of securities to which transaction applies:

        2)    Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):


[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2)    Form, Schedule or Registration Statement No.:

        3)    Filing Party:

        4)    Date Filed:

                                 RENT-WAY, INC.
                               ONE RENTWAY PLACE
                            ERIE, PENNSYLVANIA 16505
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 14, 2001
                            ------------------------

To the Shareholders of Rent-Way, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of Rent-Way, Inc. (the "Company") will be held at the New York Marriott Financial Center located at 85 West Street, New York, New York 10006, on Friday, September 14, 2001 at 10:00 a.m. for the following purposes:

          1. To elect two Class III directors to serve until the 2004 Annual Meeting of Shareholders; and

          2. To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 17, 2001 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders, except that shareholders are entitled to cumulative voting in the election of directors.

                                          By Order of the Board of Directors,

                                          WILLIAM LERNER
                                          Secretary

Erie, Pennsylvania
August 28, 2001

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                                 RENT-WAY, INC.
                               ONE RENTWAY PLACE
                            ERIE, PENNSYLVANIA 16505
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 14, 2001
                            ------------------------

     This Proxy Statement and the accompanying form of proxy are being mailed on or about August 28, 2001 in connection with the solicitation by the Board of Directors of Rent-Way, Inc. (hereinafter "Rent-Way" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Friday, September 14, 2001, and any adjournments thereof.

     If the form of proxy enclosed is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument with the Secretary of the Company revoking it or by submitting a duly executed proxy bearing a later date.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its common stock.

     The authorized common stock of the Company consists of 50,000,000 shares, no par value, of which 24,509,979 shares were issued and outstanding (the "Common Stock") as of August 17, 2001, the record date fixed for the Annual Meeting. Each outstanding share of Common Stock is eligible to be voted at the Annual Meeting. Holders of record as of August 17, 2001 will be entitled to one vote per share on all matters to be voted on by the shareholders, except that shareholders are entitled to cumulative voting in the election of directors, which means that a shareholder is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, and all of such votes may be cast for one nominee or distributed among any two or more nominees. Cumulative voting enables shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of directors being voted upon. Persons holding less than a majority of the shares voting may therefore be able to elect one or more directors.

     The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions, directions to withhold authority and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum on that matter. The two nominees receiving the greatest number of votes cast for the election of directors at the Annual Meeting by shares entitled to vote and present by person or in proxy at the Annual Meeting will be elected directors. Abstentions, directions to withhold authority and broker non-votes will have no effect on the election of directors.

                             ELECTION OF DIRECTORS

     The Company's by-laws require that the directors be divided into three classes, with the term of office of at least one class expiring each year. Pursuant to the by-laws, the members of a class are elected for a term of three years and until their respective successors have been elected and qualified, or until the respective director resigns, is removed or disqualified. The by-laws provide for a Board of Directors that is not more than nine members.

     The term of office of Class III directors expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, each of whom is currently serving as a Class III director, be elected as Class III directors for a new term of three years ending at the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board currently has one vacancy created by the resignation of Jeffrey A. Conway, a Class I director who was elected by the board of directors on March 8, 2000 for a term expiring in 2002. Mr. Conway resigned as the Company's President and Chief Operating Officer and as a director effective December 31, 2000.

     When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The Company expects each nominee to be able to serve, if elected, but if any nominee notifies the Company before the Annual Meeting that he is unable to do so, then the proxies will be voted for such other person as the Board of Directors shall designate.

     Information regarding the nominees standing for election as Class III directors is set forth below:

     WILLIAM E. MORGENSTERN, a founder of the Company, has served as its Chief Executive Officer and as a director since its formation in 1981. In October 1999, Mr. Morgenstern was elected Chairman of the Board of the Company. From 1981 to January 2000, Mr. Morgenstern also served as the Company's President. Mr. Morgenstern began his rental-purchase industry career with Rent-A-Center in 1979 in Ft. Worth, Texas. While employed by Rent-A-Center, he held the positions of store manager and district manager for Pennsylvania and New York. Mr. Morgenstern is a former President of the Pennsylvania Association of Rental Dealers, a trade association that monitors activities in the state legislature that affect the rental-purchase industry. From 1986 to 1988, he served on the Board of Directors of APRO, the rental-purchase industry's national trade association.

     VINCENT A. CARRINO has been a director of the Company since January 1995. Mr. Carrino founded Brookhaven Capital Management, Inc., an investment management company headquartered in Menlo Park, California in 1986 and has been its President since that date. Mr. Carrino is also a director of Cash Technologies, Inc., a company listed on the American Stock Exchange ("AMEX") that provides coin processing machines and financial processing software, and Internet, Inc., a company listed on the OTC Bulletin Board and engaged in the trucking business and now operating subject to Chapter 11 of U.S. Bankruptcy Code.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
       VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR.

                             MANAGEMENT INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS

     Certain information regarding the directors and executive officers of the Company is set forth below.

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
William E. Morgenstern....................  42    Chairman of the Board, Chief Executive Officer and
                                                  Director
Gerald A. Ryan............................  65    Chairman Emeritus of the Board and Director
William Lerner............................  65    Corporate Secretary and Director
Vincent A. Carrino........................  45    Director
Robert B. Fagenson........................  52    Director
Marc W. Joseffer..........................  53    Director
Jacqueline E. Woods.......................  53    Director
William A. McDonnell......................  39    Vice President and Chief Financial Officer
Ronald D. DeMoss..........................  50    Vice President and General Counsel
Jeffrey K. Underwood......................  44    Vice President of Operations
John A. Lombardi..........................  36    Vice President, Corporate Controller and Chief
                                                  Accounting Officer

     GERALD A. RYAN, a founder of the Company, served as Chairman of the Board of the Company from 1981 to October 1999 and as a director since its formation in 1981. Mr. Ryan currently serves as Chairman Emeritus of the Board and as a consultant to the Company. Mr. Ryan has also been instrumental in the formation of several other companies, including Spectrum Control, Inc., a company quoted on the Nasdaq National Market, which produces electronic components. He presently serves as Chairman of the Board of Spectrum Control. Mr. Ryan is also a director of Intrenet, Inc. Mr. Ryan is a Class I director whose term expires in 2002.

     WILLIAM LERNER has been a director of the Company since November 1992 and its Secretary since January 1993. Mr. Lerner is a practicing attorney in New York since 1961 and in Pennsylvania since 1990. Mr. Lerner is also a director of Seitel, Inc., a company listed on the New York Stock Exchange ("NYSE") that develops and maintains a seismic data bank for the oil and gas industry, Helm Resources, Inc., a company traded on the OTC Bulletin Board that provides management, financial and asset based lending services, Micros-to-Mainframes, Inc., a company quoted on the Nasdaq National Market that is a provider and systems integrator of advanced technology communications products and Internet services, and Cortland Trust, Inc., a money market mutual fund distributed primarily through securities brokerage firms and commercial banks. Mr. Lerner is a Class II director whose term expires in 2003.

     ROBERT B. FAGENSON has been a director since August 1993. He has, for more than the past five years, been President and a director of Fagenson & Co., Inc., a NYSE member firm, and a director of Starr Securities, Inc., a registered broker-dealer and member of the NYSE since June 2000, Mr. Fagenson has served as Vice Chairman of the Management Committee of Van der Moolen Specialists USA, LLC, a NYSE specialist firm. Mr. Fagenson is also a director of Cash Technologies, Inc., United Diagnostics, Inc., a company quoted on the OTC Bulletin Board engaged in medical research and treatment of cancer, and of Intrenet, Inc. Mr. Fagenson is a Class I director whose term expires in 2002.

     MARC W. JOSEFFER has been a director of the Company since May 1994 and was employed by the Company in various management positions from May 1994 through October 1996. For more than five years prior thereto, he was Vice President and a principal shareholder of D.A.M.S.L. Corp., a privately-owned company engaged in the rental-purchase industry. D.A.M.S.L. was acquired by the Company in May 1994. Mr. Joseffer is a Class II director whose term expires in 2003.

     JACQUELINE E. WOODS has been a director of the Company since March 1999. Ms. Woods is a nationally-recognized educator and specialist in adult education, community colleges and on educational policy issues and has recently accepted the position of Executive Director of the American Association of University Women ("AAUW"). AAUW consists of three corporations that address the education and equity issues of girls and women nationwide. Ms. Woods has been actively involved in a number of other non-profit and policy associations throughout her career. In 1996, she was appointed by President Clinton as the Liaison for Community Colleges from the United States Department of Education. Prior to that, from 1993 to 1996, Ms. Woods served as Vice Chancellor for External Affairs for the City Colleges of Chicago. Ms. Woods also served as the Vice President for Institutional Advancement at the Community College of Philadelphia from 1991 to 1993 and, earlier in her career, held positions at various colleges across the country. Ms. Woods is a Class II director whose term expires in 2003.

     WILLIAM A. MCDONNELL was hired by the Company on February 1, 2000 as Vice President and Chief Financial Officer. Prior to his employment with Rent-Way, Mr. McDonnell was a director in the Global Distribution Group for the Bank of Montreal, one of the Company's lenders, from 1996 to 1999. Prior to that position, Mr. McDonnell was Vice President and Relationship Manager in the Emerging Majors Group for Harris Bank. Harris Bank is a wholly-owned subsidiary of the Bank of Montreal.

     RONALD D. DEMOSS was elected Vice President and General Counsel of the Company in February 1996. From June 1990 through November 1995, Mr. DeMoss was employed as a corporate counsel for Rent-A-Center and, in such capacity, was involved in the enactment of rental-purchase legislation in 11 states. During 1995, Mr. DeMoss also served as Rent-A-Center's Director of Government Relations. Mr. DeMoss became a member of the Board of Directors of APRO in 1996, and currently serves on its executive committee. Mr. DeMoss also serves on APRO's Government Relations Committee. From 1981 through 1990, Mr. DeMoss was a practicing attorney in Wichita, Kansas.

     JEFFREY K. UNDERWOOD was hired by the Company in February 1998 and served in various positions until appointed Vice President of Operations in September 1999. From January 1989 to February 1998, he was employed by Champion Rentals where he served in various positions, including store manager, Regional Manager, Director of Operations, and Vice President of Operations. Prior to Champion, Mr. Underwood was employed by JC Penney for 16 years, reaching the position of Senior Merchandising Manager.

     JOHN A. LOMBARDI was hired by the Company in April 2001 as Vice President, Corporate Controller and Chief Accounting Officer. From August 1997 until he joined the Company, Mr. Lombardi served as the Chief Financial Officer and Treasurer at Community Rehab Centers, Inc., Boston, Massachusetts. During 1996 and 1997, he served as Executive Vice President, Chief Financial Officer and Treasurer of Northstar Health Services Inc. From 1986 to 1996, Mr. Lombardi worked in the specialty consulting services and audit and business advisory services practices of Arthur Anderson LLP. Mr. Lombardi is a certified public accountant, a certified insolvency and reorganization accountant, and a certified fraud examiner.

     Additional information regarding Messrs. Morgenstern and Carrino appears under the caption "Election of Directors" in this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has standing Audit, Compensation, Stock Option, Nominating and Executive Committees. The Board of Directors held 12 meetings in fiscal year 2000. Each director attended at least 75% of meetings of the full Board and meetings of committees on which each served.

     The Audit Committee consists of Messrs. Carrino, Fagenson and Lerner. The Audit Committee ratifies the selection of the independent accountants, reviews the arrangements for and scope of the annual audit and reviews the results of such audit, inquires into important internal control, accounting and financial reporting matters, reviews potential conflict of interest situations, as appropriate, and reports and makes recommendations to the full Board of Directors, as appropriate. The Audit Committee had four meetings in fiscal year 2000.

     The Compensation Committee consists of Messrs. Fagenson and Lerner. The Compensation Committee reviews the Company's compensation policies and reviews and approves the compensation of executive officers. The Compensation Committee had two meetings in fiscal year 2000.

     The Stock Option Committee consists of Messrs. Fagenson and Lerner. The Stock Option Committee administers the Company's 1992, 1995 and 1999 Stock Option Plans and otherwise administers and oversees the grant of stock options by the Company. The Stock Option Committee had two meetings in fiscal year 2000.

     The Nominating Committee consists of Messrs. Ryan, Morgenstern and Joseffer. The Nominating Committee recommends nominees for election as directors to the Board of Directors and to committees thereof. The Nominating Committee had two meetings in fiscal year 2000.

     The Executive Committee consists of Messrs. Ryan and Morgenstern. The Executive Committee meets between regular Board of Directors meetings to consider items of general concern to the Company. In addition, it recommends nominees to the Board of Directors, sets the compensation of senior management (other than executive officers), approves locations for and timing of new store openings, and takes such further action as appropriate for the Company to properly function between Board of Director meetings (subject to ratification or approval of the full Board of Directors, as appropriate). The Executive Committee had no meetings in fiscal year 2000.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company (Messrs. Carrino, Fagenson, Joseffer, Lerner, Ryan and Woods) receive $1,500 for each Board of Directors meeting attended in person and $500 for each meeting attended by telephone, $500 for each committee meeting attended in person and $250 for each committee meeting attended by telephone, and an annual retainer payable on October 1 of each year to consist of 1,000 shares of the Company's Common Stock, or, in the alternative, a director may elect to receive cash in lieu of the stock grant equal to 70% of the value of the shares. In fiscal year 2000, each non-employee director received cash in lieu of stock, equal to 70% of the value of 1000 shares of the Company's Common Stock on October 1, 1999, or $13,912.50. Beginning with fiscal year 2000, non-employee directors also receive an annual grant of stock options under the Company's existing stock option plans. The number of shares subject to the annual option grant is determined by years of service as a director with 1,000 shares granted for each year of service, up to a maximum of 6,000 shares. The exercise price of the options is the closing price of the Company's Common Stock on the date of grant. Non-employee directors are also reimbursed for their out-of-pocket expenses incurred for attendance at meetings of directors and shareholders. Mr. Lerner receives no compensation for serving as Secretary to the Company. Non-employee directors who serve as chairman of one of the Board of Director's standing committees receive an additional annual retainer of $6,000, payable quarterly. Directors who are employees of the Company receive no additional compensation for their services as directors.

     During fiscal year 2000, Messrs. Carrino, Fagenson, Joseffer, Lerner and Ryan received a grant of 4,000, 6,000, 5,000, 6,000 and 6,000 options, respectively, at an exercise price of $16.00 per share vesting one-fourth on grant, one-fourth on February 24, 2001, one-fourth on February 24, 2002 and one-fourth on February 24, 2003. Ms. Woods did not receive a grant of options in fiscal year 2000.

     During fiscal year 2000, Mr. Ryan served as a consultant to the Company under an agreement for a term that commenced October 1, 1999 and continues to September 30, 2009. Under the agreement, Mr. Ryan receives annual compensation of $100,000 (subject to annual cost of living increases and an annual review by the Compensation Committee of the Board of Directors) and is eligible to receive an annual bonus in an amount determined by the Board of Directors. Mr. Ryan is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management.

EXECUTIVE COMPENSATION

     The following table discloses compensation for the years ended September 30, 2000, 1999 and 1998 received by officers of the Company (together, the "Named Executive Officers") and by those executive officers of the Company who served as such at the close of the fiscal year ended September 30, 2000 (the "Named Executive Officers").

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                         ANNUAL              AWARDS
                                                    COMPENSATION (1)      ------------
                                                 ----------------------    SECURITIES
                                                              BONUS ($)    UNDERLYING         OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY ($)      (2)      OPTIONS (#)    COMPENSATION ($)
      ---------------------------         ----   ----------   ---------   ------------   ----------------
William E. Morgenstern..................  2000    450,000      375,000       70,000          368,161(3)
  Chairman of the Board                   1999    298,107      200,000      440,000          214,179(3)
  and Chief Executive Officer             1998    240,000      269,926           --               --
Jeffrey A. Conway (4)...................  2000    275,000      150,000       50,000               --
  President and Chief                     1999    178,156      120,000      220,000               --
  Operating Officer                       1998    120,000      144,000           --               --
William A. McDonnell (5)................  2000    120,000           --       30,000               --
  Vice President and Chief Financial
  Officer
Ronald D. DeMoss........................  2000    200,000       25,000       17,500               --
  Vice President and                      1999    141,091       10,000        2,500               --
  General Counsel                         1998    100,700       10,000        5,000               --
Jeffrey K. Underwood....................  2000    200,000           --        3,000               --
  Vice President of Operations            1999    141,157       10,000       85,000               --

---------------
(1) Except as set forth above, the Named Executive Officers did not receive any annual compensation not properly characterized as salary or bonus, except for certain perquisites or other benefits the aggregate incremental cost of which to the Company did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each such officer. The Company has a medical and health benefits plan and provides term life insurance for its employees, however, such plans do not discriminate in scope, terms or operation in favor of executive officers or directors and are generally available to all salaried employees. The Company has a 401(k) plan but does not have any other pension plan or any long-term incentive plan.

(2) Represents payments made in fiscal year shown for bonuses earned in the prior fiscal year.

(3) Represents loans made to Mr. Morgenstern to fund the exercise of stock options. Also includes, for fiscal year 2000, $94,090 paid to Mr. Morgenstern for the withholding taxes due on an option exercise. Mr. Morgenstern surrendered 5,881 shares to the Company in return for such payment.

(4) Mr. Conway resigned effective December 31, 2000.

(5) Began employment on February 1, 2000.

EMPLOYMENT AGREEMENTS

     During the 2000 fiscal year, Mr. Morgenstern served as Chairman of the Board and Chief Executive Officer under an employment agreement with the Company for a term that commenced October 1, 1998 and continues to September 30, 2001, unless earlier terminated in accordance with its terms. The term of the employment agreement is automatically extended for rolling two-year periods beginning on the date which is one year prior to September 30, 2001, and each anniversary of such date, unless either party gives notice at least 60 days prior to any such date that the term shall not be extended. Under the employment agreement, Mr. Morgenstern receives an annual salary and is eligible to receive annual bonuses in amounts determined by the Board of Directors. Mr. Morgenstern's salary is subject to annual review by the Compensation Committee of the Board of Directors and, following the third year of the employment agreement, is subject to annual cost of living increases.

Mr. Morgenstern is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management. Mr. Morgenstern and the Company are currently negotiating a new employment agreement.

     Effective December 31, 2000, Mr. Conway resigned as the Company's President and Chief Operating Officer and as a director upon the request of the Board of Directors. Mr. Conway's employment agreement has been terminated; on December 31, 2000, the Company and Mr. Conway entered into a severance agreement pursuant to which he receives salary and benefits for one year.

     Since February 1, 2000, Mr. McDonnell has served as the Company's full-time Vice President and Chief Financial Officer under an employment agreement with the Company for a term continuing to February 1, 2003, unless earlier terminated in accordance with its terms. The term of the employment agreement is automatically extended for rolling two-year periods beginning on the date which is one year prior to February 1, 2003 and each anniversary of such date, unless either party gives notice at least 60 days prior to any such date that the term shall not be extended. Under the agreement, Mr. McDonnell receives an annual salary of $190,000 for the first year of the agreement, which amount will increase by the equivalent of 4% of base salary for the second and third years of the agreement. Mr. McDonnell's salary is also subject to annual review by the Compensation Committee of the Board of Directors and, following the third year of the employment agreement, is subject to annual cost of living increases. Mr. McDonnell is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management.

     The Company has an employment agreement with Mr. DeMoss pursuant to which he is employed full-time as the Vice President and the General Counsel of the Company for a term that commenced on January 15, 1998. Mr. DeMoss' employment continues on a revolving 12-month basis, such 12-month period commencing on the first day of the month next succeeding January 15, 1998 and continuing thereafter commencing on the first day of each succeeding month, until terminated. Under the employment agreement, Mr. DeMoss receives an annual salary and is eligible to receive an annual bonus in an amount determined by the Board of Directors. As of January 1, 2001, Mr. DeMoss' annual salary under the employment agreement was increased by the Board of Directors to $200,000. Mr. DeMoss is also eligible to participate in the Company's employee benefit plans in accordance with the terms of such plans.

     The Company has an employment agreement with Mr. Underwood pursuant to which he is employed full-time as Vice President of Operations of the Company for a term that commenced on September 13, 1999. The term of Mr. Underwood's employment agreement continues until September 30, 2002 or until terminated as provided in the agreement. However, beginning on September 30, 2002, and every two-year anniversary of this date, the agreement will be automatically extended for an additional two years, unless terminated at least 60 days prior to any such two-year anniversary date. Pursuant to the terms of the agreement, should the Company choose not to renew the agreement, Mr. Underwood will be entitled to continue to receive payments of base salary at the rate then in effect for a period of 24 months. Mr. Underwood receives an annual base salary of $200,000, is eligible for reimbursement for certain expenses and is eligible to receive an annual bonus in an amount determined by the Chief Executive Officer on the basis of corporate performance. Mr. Underwood is also eligible to participate in the Company's employee benefit plans in accordance with the terms of such plans.

     The Company has an employment agreement with Mr. Lombardi pursuant to which he is employed full-time as the Company's Vice President, Corporate Controller and Chief Accounting Officer for a term that commenced in April 2001 and continues until April 2004 or until earlier terminated as provided in the agreement. The term is automatically extended for one-year periods, unless either party provides a termination notice at least 60 days prior to the expiration of any one-year period. Under the agreement, Mr. Lombardi receives an annual base salary of $165,000 and is eligible for an annual bonus in an amount determined by the Chief Executive Officer on the basis of corporate performance. Mr. Lombardi is also entitled to participate in the Company's employee benefit plans in accordance with the terms of those plans.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers in the fiscal year ended September 30, 2000:

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                   INDIVIDUAL GRANTS
                                --------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                 NUMBER OF     % OF TOTAL                                       STOCK PRICE
                                SECURITIES      OPTIONS                                      APPRECIATION FOR
                                UNDERLYING     GRANTED TO                                     OPTION TERM ($)
                                  OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   ---------------------
             NAME               GRANTED (#)   FISCAL YEAR        ($/SH)          DATE         5%          10%
             ----               -----------   ------------   --------------   ----------   ---------   ---------
William E. Morgenstern........    70,000           4%            16.06         2/23/05      314,776     517,132
Jeffrey A. Conway.............    50,000           3%            16.06         2/23/05      225,000     369,380
William A. McDonnell..........    30,000           2%            19.75         1/06/05      165,900     272,550
Ronald D. DeMoss..............    17,500           1%            25.38         5/03/05      124,362     204,225
Jeffrey K. Underwood..........     3,000           *             16.06         2/23/05       12,150      22,170

---------------
* Represents less than 1% of the total options granted to employees in fiscal year 2000.

     The following table sets forth information concerning stock option exercises by the Named Executive Officers during the fiscal year ended September 30, 2000 and the number of shares and the value of options outstanding as of September 30, 2000 for each such officer:

                         AGGREGATE OPTION EXERCISES AND
                     OPTION VALUES AS OF SEPTEMBER 30, 2000

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             SHARES                             9/30/00 (#)                 9/30/00 ($)(1)
                          ACQUIRED ON       VALUE       ---------------------------   ---------------------------
          NAME            EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ------------   ------------   -----------   -------------   -----------   -------------
William E.
  Morgenstern...........     35,364         291,753       240,831        324,169      $2,333,610     $2,248,696
Jeffrey A. Conway (2)...      2,330          19,223       127,831        169,169       1,057,947        912,323
William A. McDonnell....          0              --             0         30,000              --        318,900
Ronald D. DeMoss........     18,900         135,469        11,125         66,875         107,021      1,367,213
Jeffrey K. Underwood....          0              --        44,083        113,917         369,437      1,712,573

---------------
(1) Based on the closing sales price of the Common Stock on the New York Stock Exchange of $30.38 per share on September 30, 2000, less the exercise price.

(2) All of Mr. Conway's unexercised options have since expired in accordance with their terms.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors reviews and approves compensation levels and benefit plans and policies applicable to senior management of the Company, including the Chief Executive Officer and other executive officers of the Company, and submits its recommendations to the Board of Directors for ratification.

     The Company's compensation policies are designed (a) to attract and retain individuals of the best quality available in the rental-purchase industry, (b) to motivate and reward these individuals based on corporate and individual performance, and (c) to align the interests of these individuals with the interests of the shareholders of the Company through stock-based incentives. Consistent with the above-stated philosophy, senior management compensation generally consists of three components: base salary, bonus and incentive awards in the form of stock options. Salary levels for senior management are determined generally on the basis of pay practices of comparable companies in the rental-purchase industry. Bonuses are determined by considering performance during and over the course of each performance year. Decisions with respect to the size and timing of bonus payments are made by reference to both Company and individual performance factors and there is no target, cap or floor regarding the amount of any bonus. Stock option awards are made to senior management in order to link a portion of compensation directly to the value of the Company's Common Stock. The ultimate value of the options depends on future appreciation in the Company's Common Stock. Because the Company desires to hire and retain senior managers of the best quality available in the rental-purchase industry, its compensation levels will generally be at or above those of its competitors.

     Compensation of the Company's Chief Executive Officer, William E. Morgenstern, is determined annually by the Compensation Committee, in accordance with the terms of Mr. Morgenstern's employment agreement, based on Company performance, both relative to its competitors in the rental-purchase industry and overall, and based on Mr. Morgenstern's performance, and is then approved by the Board of Directors. Mr. Morgenstern and the Company are currently negotiating a new employment agreement.

     In determining the level of base salary and bonus to be paid to Mr. Morgenstern in fiscal year 2000, the Compensation Committee considered both the value of Mr. Morgenstern to the Company and pay practices for comparable performance in the rental-purchase industry and for companies of comparable size. Effective October 1, 1999 (the beginning of fiscal year 2000), Mr. Morgenstern's base salary was increased to $450,000. Mr. Morgenstern also received total bonuses of $375,000, an increase from the bonus awarded him in fiscal year 1999 of $200,000. The increase in base salary and bonus were attributable to Mr. Morgenstern's performance in fiscal year 1999, although these amounts were paid in fiscal year 2000, and took into account the significant expansion in the business that occurred in the 1999 fiscal year.

     Mr. Morgenstern's salary for the fiscal year commencing October 1, 2000 (fiscal year 2001), remained at $450,000 and no bonus was paid based upon fiscal year 2000 financial results. Since Mr. Morgenstern's current three-year employment contract was entered into in 1998, Mr. Morgenstern and the Company are currently negotiating a new employment agreement.

                                  Robert B. Fagenson, Chairman
                                  William Lerner

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors comprises three independent directors and operates under a written charter adopted on February 22, 2000. A copy of the charter is set forth in Exhibit A to this proxy statement. While management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, in its corporate oversight role, the Committee reviews the Company's financial reporting process on behalf of the Board.

     Each year, the Committee generally holds at least two meetings, one to review the scope of the audit and the second to review the results of the audit. In addition, conferences and/or meetings are held with the Company's independent accountants prior to the filing of quarterly financial information with the Securities and Exchange Commission. The meetings and the conferences are designed to facilitate open communication between the Committee, management of the Company and the Company's independent accountants, PricewaterhouseCoopers LLP. The Committee reviews and discusses the consolidated financial statements and the quarterly financial information with management and independent accountants in the context of these meetings.

     The Committee also actively participates in the selection of the firm to audit the consolidated financial statements of the Company, and in February 2000 recommended to the Board of Directors the selection of PricewaterhouseCoopers as the Company's independent accountants to audit the consolidated financial statements of the Company for the year ended September 30, 2000. The Committee recommended to the Board of

Directors the selection of the firm of independent accountants to audit the consolidated financial statements of the Company for the year ending September 30, 2001.

     Hodgson Russ LLP, counsel to the Company, with the concurrence of the Audit Committee, also engaged PricewaterhouseCoopers to assist in their investigation of accounting improprieties which management of the Company became aware of in late October 2000.

     The Committee discussed with PricewaterhouseCoopers matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers also provided the Committee the written disclosures and the letter required by Independence Standards Board ("ISB") Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with PricewaterhouseCoopers their independence under ISB Standard No. 1. The Committee considered whether the engagement of PricewaterhouseCoopers to assist in the accounting investigation was compatible with their independence and the Committee does not believe that any impairment of independence existed or currently exists as a result of this engagement.

     As a result of the discovery of accounting improprieties in late October 2000, the Committee engaged special counsel, Ross & Hardies, to provide advice and counsel to the Committee with regard to issues that might arise or might impact upon the financial statements and financial results of the Company, and authorized counsel to engage the accounting firm of Ernst & Young LLP to assist in the investigation of the accounting improprieties.

     In addition, as a result of the discovery of the accounting improprieties, PricewaterhouseCoopers conducted additional auditing procedures in its audit of the Company's fiscal 2000 year-end financial statements.

     Based upon the reviews and discussions noted above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission, and recommended the restatement of the consolidated financial statements for the years ended September 30, 1999 and 1998.

                                          William Lerner, Chairman
                                          Vincent Carrino
                                          Robert B. Fagenson

                               PERFORMANCE GRAPH

     The following graph compares for the five-year period ended September 30, 2000, the cumulative total shareholder return for the Company, the Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"), and a group consisting of publicly-traded rental-purchase companies (the "Industry Group"). The graph assumes that $100 was invested on September 30, 1995 in the Common Stock of the Company, the Nasdaq Composite Index and the Industry Group, and assumes reinvestment of dividends. The Industry Group for fiscal year 1995 consisted of Aaron Rents, Inc. and Advantage Companies, Inc. For fiscal year 1996, Renters Choice, Inc. was added to the Industry Group. For fiscal year 1997, Advantage Companies, Inc. was dropped from the Industry Group (as a result of its acquisition by Thorn Americas, Inc., a non-reporting company) and Alrenco, Inc. was added. For fiscal year 1998, Alrenco, Inc. was dropped from the Industry Group since the Company and Alrenco, Inc. merged on December 10, 1999 and Rainbow Rentals, Inc. was added. For fiscal year 1998, 1999 and 2000, the Industry Group consists of Rent-a-Center, Inc. (previously Renters Choice, Inc.), Aaron Rents, Inc. and Rainbow Rentals, Inc. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

                MONTH ENDING                    RENT-WAY, INC.    NASDAQ COMPOSITE INDEX     PEER AVERAGE
                ------------                    --------------    ----------------------    --------------
9/30/95.....................................         100                   100                   100
9/30/96.....................................         133                   118                   131
9/30/97.....................................         222                   162                   157
9/30/98.....................................         259                   162                   153
9/30/99.....................................         200                   263                   131
9/30/00.....................................         320                   352                   179

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 2000, Robert B. Fagenson and William Lerner served as the members of the Compensation Committee. Other than Mr. Lerner, who is Secretary of the Company, no person who served as a member of the Company's Compensation Committee during the fiscal year ended September 30, 2000 was (i) an officer or employee of the Company during such fiscal year or
(ii) formerly an officer of the Company. No executive officer of the Company served as a member of the compensation or similar committee of the Board of Directors of any other entity where an executive officer of which served on the Compensation Committee or Board of Directors of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the shares of Common Stock beneficially owned by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers of the Company and (iv) the directors and executive officers of the Company as a group. This information is presented as of May 23, 2001. Except as otherwise noted, the Company believes that the persons listed below have sole investment and voting power with respect to the shares of Common Stock beneficially owned by them.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER (1)             OWNED (2)     OF CLASS
          ----------------------------------------            ------------   --------
William E. Morgenstern (3)..................................     795,102        3.2
William Lerner..............................................      77,000          *
Vincent A. Carrino..........................................      53,250          *
Robert B. Fagenson (4)......................................     318,000        1.3
Marc W. Joseffer............................................     119,942          *
Gerald A. Ryan (5)..........................................     406,248        1.7
Jacqueline Woods............................................       1,250          *
William A. McDonnell........................................      13,999          *
Ronald D. DeMoss (6)........................................      22,546          *
Jeffrey K. Underwood........................................      54,832          *
John A. Lombardi............................................           0          *
Directors/executive officers as a group (11 persons)........   1,862,169        7.3
Safeco Asset Management Company and affiliates (7)..........   3,712,400       15.1
601 Union Street Suite 2500
Seattle, WA 98101
David L. Babson (8) & Company, Inc..........................   1,520,847        6.2
One Memorial Drive
Cambridge, Massachusetts 02142

---------------
 *  Less than 1%

(1) Unless otherwise indicated, the address for all persons listed above is c/o Rent-Way, Inc., One RentWay Place, Erie, Pennsylvania 16505.

(2) Includes the following shares issuable upon exercise of stock options which are currently exercisable or which will become exercisable within 60 days:
    Morgenstern -- 404,997; Lerner -- 64,500; Carrino -- 53,250;
    Fagenson -- 64,500; Joseffer -- 64,000; Ryan -- 109,500; Woods -- 1,250;
    McDonnell  -- 9,999; DeMoss -- 18,416; and Underwood -- 54,832.

(3) Includes 50,000 shares to which Mr. Morgenstern disclaims beneficial ownership, as 25,000 shares are held in the William E. Morgenstern Grantor Annuity Trust and 25,000 are held in the Shelley E. Morgenstern Retained Annuity Trust. Mr. Morgenstern is the sole trustee of each of these trusts.

(4) Includes 2,500 shares owned by the Fagenson & Co., Inc. Employee Pension Plan and Trust, of which Mr. Fagenson is a co-trustee and 10,000 shares held in a family foundation.

(5) Includes 50,000 shares owned by the Ryan Children's Trust of 1993, of which Mr. Ryan is sole trustee.

(6) Includes 4,130 shares held under the Company's 401(k) plan.

(7) Safeco Asset Management Company, Safeco Common Stock Trust ("Safeco Trust") and Safeco Corporation have filed a Schedule 13G with respect to the Company's Common Stock owned either directly or indirectly by each entity. The beneficial ownership information presented is based solely on the
    Schedule 13G, as amended.

(8) David L. Babson & Company, Inc. has filed a Schedule 13G as, in its capacity as an investment advisor, it may be deemed to be the beneficial owner of the Company's Common Stock which are owned by investment advisory clients. The beneficial ownership information presented is based solely on the Schedule 13G.

                   CERTAIN TRANSACTIONS INVOLVING MANAGEMENT

     In May 1999, the Company made a loan to Mr. Lerner in the amount of $139,500, the proceeds of which were used to pay the exercise price of a stock option. The loan is evidenced by a full recourse promissory note bearing interest at 10% per annum. In August 1999, the Company made a loan to Mr. Morgenstern in the amount of $214,179, the proceeds of which were used to pay the exercise price of a stock option. The loan is evidenced by a full recourse promissory note bearing interest at 10%. In February 2000, the Company made loans to each of Messrs. Morgenstern, Ryan and Fagenson, the proceeds of which were used to pay the exercise price of stock options. The loans were evidenced by full recourse promissory notes bearing interest at 10% in the following amounts: Morgenstern $274,071; Ryan $488,250; and Fagenson $139,500. The loans to Messrs. Ryan and Fagenson have been paid in full.

     The Company leases one store location from Mr. Joseffer or a company controlled by him. The company paid $49,000 in rent and related amounts under such leases for the year ended September 30, 2000. The Company believes the lease rate and terms, which include the Company's obligation to pay real estate taxes, are similar to those obtainable on an arm's-length basis.

                REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon its review of copies of such forms furnished to it, or written representations from reporting persons that no such forms were required for those persons, the Company believes that during fiscal year 2000 all filing requirements applicable to executive officers, directors, and greater than ten-percent beneficial owners were complied with, except that (i) three reports were filed late by Mr. DeMoss, (ii) two reports were filed late by Mr. Ryan, and
(iii) two reports were filed late by Mr. Carrino.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the Company's independent accountants for the 2000 fiscal year and are currently serving as such for the 2001 fiscal year. Representatives of that firm will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions.

     Audit Fees. The following table sets forth the fees billed to the Company for the year ended September 30, 2000 by the Company's independent accountants, PricewaterhouseCoopers:

Audit Fees..................................................  $  3,420,000
Financial Information Systems Design and Implementation
  Fees......................................................            --
All Other Fees..............................................       272,000

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who intends to present a proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2002 Annual Meeting of Shareholders must submit such proposal a reasonable period of time before the Company begins to print and mail its proxy materials for such meeting, which is expected to occur on or about January 25, 2002. It is suggested that the proposal be submitted to the Company's corporate offices in Erie, Pennsylvania by certified mail, return receipt requested, and be directed to the Secretary of the Company.

     The Company's by-laws require a shareholder to give advance notice of any business, including the nomination of candidates for election to the Board of Directors, the shareholder wishes to bring before a meeting of shareholders. In general, for business to be brought before an annual meeting by a shareholder, written notice of the proposal must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the most recent previous annual meeting, notice shall be considered timely if received on or before the later of 120 calendar days before the date of the annual meeting at which such business is to be presented or 30 days following the first public announcement by the Company of the date of such annual meeting, and, in any event, if received not later than 15 calendar days prior to the scheduled mailing date of the Company's proxy materials for such annual meeting. The shareholder's notice must contain a description of the business the shareholder intends to bring before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in the Company by-laws.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

     A copy of the Company's Annual Report on Form 10-K for fiscal year 2000 is included with this Proxy Statement.

                                           By Order of the Board of Directors,

                                                      WILLIAM LERNER
                                                        Secretary

Erie, Pennsylvania
August 28, 2001

                                   EXHIBIT A

                                 RENT-WAY, INC.
                            AUDIT COMMITTEE CHARTER

PREAMBLE

     The Board of Directors of Rent-Way, Inc. has formed an Audit Committee to have a key role in monitoring the financial reporting process of the Company. In that regard, the Audit Committee is not expected to guarantee the accuracy of the financial statements, but is expected to oversee the work of management, the internal auditor, and the independent auditor. The Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees in its February 9, 1999 report defined the responsibilities of each of these groups, which the Board of Rent-Way, Inc. has adopted:

     - Management is expected to develop and adhere to a sound system of internal control;

     - The internal auditor is expected to assess management's accounting practices and adherence to internal control;

     - The independent auditor is expected to assess the practices of management and the internal auditor; and

     - The Audit Committee is expected to learn the roles and responsibilities of management, the internal auditor, and the independent auditor so that it can ask appropriate probing questions and adequately monitor these processes.

MISSION STATEMENT

     The Board of Directors of Rent-Way, Inc. recognizes that the fairness of the Company's financial statements is the responsibility of the entire Board. However, in order to help ensure that this responsibility is met, the Board has established an "Audit Committee" consisting of three members who are independent, literate in financial matters, and capable of understanding prudent financial reporting requirements.

     The Audit Committee will assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process by over viewing (i) the financial reports and other financial information submitted by the Company with the US Securities and Exchange Commission or distributed to the Company's shareholders, (ii) the annual audit of the Company's financial statements, and (iii) the Company's internal audit program.

     The Audit Committee shall have the following principal Mission and Role:

          1. To periodically review and assess the quality of the Company's financial reporting and the adequacy of internal controls to help assure that (a) the shareholders receive financial statements they can rely on,
     (b) the Company maintains quality financing reporting, (c) the Company's financial statements are fairly presented in conformity to generally accepted accounting principles (GAAP) in all material respect, (d) sound internal controls are in place to assure compliance with Company policies, and (e) sound internal controls are in place for unusual types of transactions or potential transactions that may carry more than a normal degree of risk.

          2. To periodically meet with the internal and external auditors and management, as necessary, to help assure that there are processes and policies in place that provide for controls to safeguard Company assets.

          3. To evaluate the audit process (both internal and external) and periodically measure the auditors' performance against Board expectations.

          4. To issue a report or letter to shareholders in the Company's annual proxy statement dealing with the election of directors, indicating that (a) the Audit Committee has reviewed and discussed the financial statements with management, (b) the Audit Committee has discussed the items required by SAS 61, Communications with Audit Committees (as amended), with the independent accountants, (c) the Audit Committee has received the written report from the independent accountants required by the ISB,

     Independence Standards Board, and discussed the auditors' independence, and
     (d) whether based on discussions in items (a) through (c) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the US Securities and Exchange Commission.

     The Audit Committee, subject to any action that may be taken by the full Board of Directors, shall have the authority and responsibility to select (or nominate for shareholder approval), evaluate and replace the firm engaged as the independent accountants for the Company.

ORGANIZATION OF AUDIT COMMITTEE

     The Audit Committee will consist of a minimum of three independent directors of the Board, each of whom shall be selected annually at the Annual Meeting of the Board of Directors. All of the members will be directors who have no relationship to the Company that may interfere with the exercise of their independence from Management of the Company, and who are financially literate. At least one member will have accounting or related financial management expertise. The Committee shall regularly report its activities, observations and recommendations to the full Board of Directors.

     The Audit Committee is authorized to engage the resources (including external resources) necessary to fulfill its responsibilities.

Adopted: February 22, 2000

PROXY                                                                      PROXY


                                 RENT-WAY, INC.
                                ONE RENTWAY PLACE
                            ERIE, PENNSYLVANIA 16505

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 14, 2001.


The undersigned hereby appoints Gerald A. Ryan and William E. Morgenstern, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Shareholders of Rent-Way, Inc. (the "Company") to be held at the New York Marriott Financial Center, 85 West Street, New York, New York 10006 on September 14, 2001, and at any adjournments, upon matters described in the proxy statement furnished herewith and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED HEREIN AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


                         (To be Signed on Reserve Side)

      --------------------------------------------------------------------

[X]      Please mark your
         votes as in this
         example



                  FOR the nominees          WITHHOLD
                  listed at right           AUTHORITY to
                  (except as marked to      vote for the nominees
                  the contrary)             listed at right


1.       ELECTION        [__]                       [__]                Nominees:  Class I (term to 2004)
         OF DIRECTORS                                                              William E. Morgenstern
         INSTRUCTION (To withhold authority to vote for any                        Vincent A. Carrino
         individual nominee write his name in the space below):

         ______________________________________________________


2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.


                                                                                             IF YOU DO NOT SIGN AND RETURN A
                                                                                             PROXY, OR ATTEND THE MEETING, YOUR
                                                                                             SHARES CANNOT BE VOTED.

                                                                                             PLEASE SIGN HEREON AND RETURN IN
                                                                                             THE ENCLOSED ENVELOPE PROMPTLY.

                                                                                             SHAREHOLDERS ARE ENTITLED TO
                                                                                             CUMULATIVE VOTING IN THE ELECTION
                                                                                             OF DIRECTORS.





SIGNATURE ___________________________________  ____________      ___________________________________  ____________
Note: Sign here as name(s) appears on label    DATED             SIGNATURE IF JOINTLY OWNED           DATED
